Contact: LEEANN GEPHART CHIEF CONSUMER BANKING OFFICER	First Citizens Community Bank
570-545-6005	15 S. Main Street
570-662-8512 (fax)	Mansfield, PA 16933

citizens financial services, inc. reports unaudited third quarter 2024 financial results

MANSFIELD, PENNSYLVANIA— October 30, 2024 – Citizens Financial Services, Inc. (Nasdaq: CZFS), parent company of First Citizens Community Bank, released today its unaudited consolidated financial results for the three and nine months ended September 30, 2024.

Highlights

•
Net income for the first nine months of 2024 was $19.8 million, which was $9.6 million, or 93.1% more than net income for the nine months ended September 30, 2023 due to the one-time merger and acquisition costs and the provision for credit losses on non-purchase credit deteriorated loans (the “NPC Provision”) recorded in the second quarter of 2023. The effective tax rate for the first nine months of 2024 was 17.8% compared to 16.4% in the comparable period in 2023.

•
Net income was $7.5 million for the three months ended September 30, 2024 and 2023. The effective tax rate for the three months ended September 30, 2024 was 18.5% compared to 17.5% in the comparable period in 2023.

•
During the first quarter of 2024, the Company completed the sale of certain assets acquired as part of the HVB acquisition, which included loans and accrued interest, and software, as well as transferring certain contracts, processes and employees of a division internally known as Braavo. The proceeds from the sale totaled approximately $7.2 million and generated a pre-tax gain of approximately $1.1 million. Legal fees associated with the sale totaled approximately $201,000.

•	Net interest income before the provision for credit losses was $63.6 million for the nine months ended September 30, 2024, an increase of $5.2 million, or 8.9%, over the same period a year ago.

•
The provision for credit losses for the nine months ended September 30, 2024 was $2.6 million. The provision was significantly impacted by loans that were not sold as part of the Braavo sale that was completed in the first quarter of 2024. The provision for the nine months ended September 30, 2024, directly attributable to these loans was $1,806,000. During the three months ended September 30, 2024, a negative provision for credit losses of $200,000 was recorded. As of September 30, 2024, the Company had approximately $884,000 of Braavo loans all of which were considered performing as of September 30, 2024.

•
Return on average equity for the three and nine months ended September 30, 2024 (annualized) was 9.53% and 8.45% compared to 10.10% and 5.21% for the three and nine months ended September 30, 2023  (annualized). If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average equity for the nine months  ended September 30, 2024 would have been 8.76% (annualized) (1).

•
Return on average tangible equity for the three and nine months ended September 30, 2024 (annualized) was 14.82% and 13.39% compared to 14.37% and 6.56% for the three and nine months ended September 30, 2023 (annualized). If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average tangible equity for the nine months ended September 30, 2024 would have been 13.87% (annualized) (1).

•
Return on average assets for the three and nine months ended September 30, 2024 (annualized)  was 1.00% and 0.88% compared to 1.02% and 0.53% for the three and nine months ended September 30, 2023 (annualized). If the provision for the credit losses attributable to the Braavo loans and the gain on the sale of Braavo are excluded, the return on average assets for the nine months ended September 30, 2024 would have been 0.91% (annualized)  (1).

Nine Months Ended September 30, 2024 Compared to 2023

•
For the nine months ended September 30, 2024, net income totaled $19,835,000 which compares to net income of $10,271,000 for the first nine months of 2023, an increase of $9,564,000. Basic earnings per share of $4.18 for the first nine months of 2024 compared to $2.38 for the first nine months last year.  Annualized return on equity for the nine months ended September 30, 2024 and 2023 was 8.45% and 5.21%, while annualized return on assets was 0.88% and 0.53%, respectively. The increase in performance when comparing 2024 to 2023 was due to the one time costs associated with the acquisition of HV Bancorp, Inc., (“HVB”) and the NPC Provision recorded in 2023.

•
Net interest income before the provision for credit loss for the nine months ended September 30, 2024 totaled $63,582,000 compared to $58,405,000 for the nine months ended September 30, 2023, resulting in an increase of $5,177,000, or 8.9%.  Average interest earning assets increased $345.6 million for the nine months ended September 30, 2024 compared to the same period last year, primarily due to the HVB acquisition. Average loans increased $376.7 million while average investment securities decreased $36.9 million. The yield on interest earning assets increased 63 basis points to 5.54%, while the cost of interest-bearing liabilities increased 91 basis points to 3.02% due to the rise in market interest rates and competitive pressure. The tax effected net interest margin for the nine months ended September 30, 2024 was 3.09% compared to 3.25% for the same period last year.

•
The provision for credit losses for the nine months ended September 30, 2024 was $2,587,000 compared to $5,328,000 for the nine months ended September 30, 2023, a decrease of $2,741,000.  The provision for 2024 was impacted by the Braavo loans as previously mentioned and an increase in past due, non-accrual and classified loans during the second quarter of 2024. As a result of the HVB acquisition during 2023, the Company recorded a $4.6 million provision for credit losses for loans acquired that did not have any credit deterioration at the time of purchase. Excluding the impact of the acquisition from 2023, the provision would have increased $1,850,000 when comparing the nine month period of 2024 to 2023 with the increase being attributable to the Braavo loans and the increase in past due, non-accrual and substandard loans in 2024.

•
Total non-interest income was $12,062,000 for the nine months ended September 30, 2024, which is $3,946,000 more than the non-interest income of $8,116,000 for the same period last year. The primary drivers were the gain on the sale of assets associated with Braavo and activity due to the HVB acquisition. As a result of the acquisition, service charges, gains on loans sold, earnings on bank owned life insurance and other income all increased.  Earnings on bank owned life insurance also increased due to the passing of a former employee in the first quarter of 2024. During the first nine months of 2024, the Company experienced a gain on its equity investment portfolio compared to a loss during the comparable period in 2023.

•
Total non-interest expenses for the nine months ended September 30, 2024 totaled $48,918,000 compared to $48,902,000 for the same period last year, which is an increase of $16,000. Salary and benefit costs increased $4,024,000 due to an additional 47.8 FTEs as a result of the acquisition, merit increases for 2024, as well as an increase in health insurance costs due to additional headcount and claims. The increases in occupancy, furniture and fixtures, software expenses and amortization expenses was due to the HVB acquisition and additional branches as part of it. FDIC insurance expense increased $589,000 due to the Company’s increased size and the Bank’s lower leverage capital ratio during the first half of 2024 compared to 2023. Professional fees increased due to increased legal expenses, of which $201,000 was related to the sale of certain Braavo assets. Other expenses increased primarily due to the acquisition, with increases experienced in subscriptions, marketing and advertising, postage, printing, data communication expenses and FHLB letter of credit fees. Independent of the HVB acquisition, other expenses increased due to insurance reimbursement received in 2023 to cover amounts previously charged-off through expense. Merger and acquisitions costs for the HVB acquisition totaled $9,269,000 in 2023 and included professional and consulting fees, printing, travel, contract termination payments and severance-related expenses.

•
The provision for income taxes increased $2,284,000 when comparing the nine months ended September 30, 2024 to the same period in 2023 as a result of an increase in income before income tax of $11,848,000.

Three Months Ended September 30, 2024 Compared to September 30, 2023

•
For the three months ended September 30, 2024, net income totaled $7,536,000 which compares to net income of $7,548,000 for the comparable period of 2023, a decrease of $12,000.  Basic earnings per share was $1.59 for the three months ended September 30, 2024 and 2023. Annualized return on equity for the three months ended September 30, 2024 and 2023 was 9.53% and 10.10%, while annualized return on assets was 1.00% and 1.02%, respectively.

•
Net interest income before the provision for credit loss for the three months ended September 30, 2024 totaled $21,324,000 compared to $22,404,000 for the three months ended September 30, 2023, resulting in a decrease of $1,080,000, or 4.8%. Charged-off interest for three month period ended September 30, 2024 was $345,000 compared to $34,000 for the three months ended September 30, 2023. Average interest earning assets increased $39.4 million for the three months ended September 30, 2024 compared to the same period last year due to organic growth.  Average loans increased $85.0 million while average investment securities decreased $39.0 million. The tax effected net interest margin for the three months ended September 30, 2024 was 3.09% compared to 3.29% for the same period last year, which was impacted by the increase in the average cost on interest bearing liabilities of 50 basis points, to 3.06%.

•
During the three months ended September 30, 2024, there was a negative provision for credit losses of $200,000 compared to a provision for credit losses for the three months ended September 30, 2023 of was $475,000. The decrease in the provision was primarily due to changes in qualitative factors in the calculation related to inflation.

•
Total non-interest income was $3,755,000 for the three months ended September 30, 2024, which is $93,000 more than for the comparable period last year.  The primary driver was the increase in gains on loans sold. The decrease in earnings on bank owned life insurance was due to the Company receiving $195,000 of death benefits upon the passing of a former employee in the third quarter of 2023.

•
Total non-interest expenses for the three months ended September 30, 2024 totaled $16,029,000 compared to $16,444,000 for the same period last year, which is a decrease of $415,000. Salaries and benefits decreased $290,000 due to a decrease in headcount of 4.4 FTEs and commission expense for the comparable periods.  FDIC insurance expense increased $180,000 due to the Company’s increased size and the Bank’s lower leverage capital ratio. Merger and acquisition costs totaled $623,000 for the third quarter of 2023.

•
The provision for income taxes increased $115,000 when comparing the three months ended September 30, 2024 to the same period in 2023 as a result of an increase in income before income tax of $103,000 and earnings on bank owned life insurance being exempt from Federal income tax.  The effective tax rate was 18.5% and 17.5% for the three months ended September 30, 2024 and 2023, respectively.

Balance Sheet and Other Information:
•
At September 30, 2024, total assets were $3.03 billion, compared to $2.98 billion at December 31, 2023 and $2.96 billion at September 30, 2023. The loan to deposit ratio as of September 30, 2024 was 95.14% compared to 96.87% as of December 31, 2023 and 96.20% as of September 30, 2023.

•
Available for sale securities of $419.2 million at September 30, 2024 increased $1.6 million from December 31, 2023 and $1.4 million from September 30, 2023. The yield on the investment portfolio increased from 2.18% to 2.36% on a tax equivalent basis due to securities purchased during a higher rate environment and lower yielding securities maturing. During 2024, we have purchased $36.2 million of investments, which have helped to offset the $42.7 million of investments that have matured or have been called during 2024.

•
Net loans as of September 30, 2024 totaled $2.31 billion an increase of $81.6 million from December 31, 2023, due to primarily to an increase in student loans outstanding. Loans would have increased an additional $6.1 million, if not for the Braavo disposition. In comparison to September 30, 2023, loans have grown $84.6 million with increases experienced in multiple portfolio sectors.

•
The allowance for credit losses - loans totaled $21,695,000 at September 30, 2024 which is an increase of $542,000 from December 31, 2023. The increase is due to change in expected prepayment speeds, changes in economic forecasts and an increase in past due and substandard loans. The provision for credit losses on loans was $3,086,000 for the first nine months of 2024. Loan recoveries and charge-offs were $24,000 and $2,568,000, respectively, for the nine months ended September 30, 2024 with the majority of the charge-offs associated with loans acquired as part of the HVB acquisition. The allowance as a percent of total loans was 0.93% as of September 30, 2024 and 0.94% as of December 31, 2023.

•
Non-performing assets totaled $24.0 million as of September 30, 2024, an increase of $10.9 million since December 31, 2023. The increase was driven by four large commercial relationships being placed on non-accrual status during the first nine months of 2024. These loans were acquired as part of the HVB acquisition with three of the loans maturing that are still in the process of being underwritten and extended in accordance with Company policies. Of these relationships, only one required a specific reserve as of September 30, 2024, which was approximately $355,000. Accruing loans past due 30-89 days totaled $7.4 million, a decrease of $3.0 million from December 31, 2023 that was  driven by loans transferred to non-accrual status during 2024.

•
Deposits increased $128.7 million from December 31, 2023, to $2.45 billion at September 30, 2024. With the rise in market interest rates, competitive pressure for deposits continues to be at the forefront. Additionally, we have numerous state and political organization depositors with seasonal funding timelines, which resulted in an increase in balances in the first nine months of the year. We also increased the amount of outstanding brokered deposits as of September 30, 2024 in comparison to December 31, 2023. At September 30, 2024, brokered deposits totaled $141.6 million compared to $109.3 million at December 31, 2024. At September 30, 2024, the Bank estimates that balances held by customers in excess of the FDIC insurance limit ($250,000 per insured account) totaled $1.24 billion, or 50.5% of the Bank’s total deposits. Included in this balance are balances held through Intrafi, which provides customers with additional FDIC insurance, as well as deposits collateralized by securities  or letters of credit (almost exclusively municipal deposits). The total of these items was $695.0 million, or 28.4% of the Bank’s total deposits, as of September 30, 2024.

•
Stockholders’ equity totaled $298.7 million at September 30, 2024, compared to $279.7 million at December 31, 2023, an increase of $19.0 million. Excluding accumulated other comprehensive loss (AOCI), stockholders’ equity increased $13.0 million and totals $317.6 million. The increase in stockholders’ equity, excluding AOCI, was attributable to net income for the nine months ended September 30, 2024 totaling $19.8 million, offset by cash dividends for 2024 totaling $7.0 million, net treasury and restricted stock activity of $293,000. As a result of decreases in market interest rates impacting the fair value of investment securities and swaps, AOCI decreased $6.0 million from December 31, 2023.

Dividend Declared

On September 3, 2024, the Board of Directors declared a cash dividend of $0.49 per share, which was paid on September 27, 2024 to shareholders of record at the close of business on September 13, 2024. The quarterly cash dividend is an increase of 1.0% over the regular cash dividend of $0.485 per share declared one year ago, as adjusted for the 1% stock dividend declared in June 2024.

Citizens Financial Services, Inc. has nearly 1,900 shareholders, the majority of whom reside in markets where its offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  These statements are not historical facts; rather, they are statements based on the Company's current expectations regarding its business strategies and their intended results and its future performance.  Forward-looking statements are preceded by terms such as "expects," "believes," "anticipates," "intends" and similar expressions.  Forward-looking statements are not guarantees of future performance.  Numerous risks and uncertainties could cause or contribute to the Company's actual results, performance and achievements to be materially different from those expressed or implied by the forward-looking statements. Factors that may cause or contribute to these differences include, without limitation, changes in general economic conditions, including changes in market interest rates and changes in monetary and fiscal policies of the federal government; legislative and regulatory changes; and other factors disclosed periodically in the Company's filings with the Securities and Exchange Commission.  Because of the risks and uncertainties inherent in forward-looking statements, readers are cautioned not to place undue reliance on them, whether included in this press release or made elsewhere periodically by the Company or on its behalf.  The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

(1) See reconciliation of GAAP and non-GAAP measures at the end of the press release

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(UNAUDITED)
(Dollars in thousands, except per share data)
	As of or For The		As of or For The
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Income and Performance Ratios
Net Income	$ 7,536	$ 7,548	$ 19,835	$ 10,271
Return on average assets (annualized)	1.00%	1.02%	0.88%	0.53%
Return on average equity (annualized)	9.53%	10.10%	8.45%	5.21%
Return on average tangible equity (annualized) (a)	14.82%	14.37%	13.39%	6.56%
Net interest margin (tax equivalent) (a)	3.09%	3.29%	3.09%	3.25%
Earnings per share - basic (b)	$ 1.59	$ 1.59	$ 4.18	$ 2.38
Earnings per share - diluted (b)	$ 1.59	$ 1.59	$ 4.17	$ 2.38
Cash dividends paid per share (b)	$ 0.490	$ 0.485	$ 1.460	$ 1.435
Number of shares used in computation - basic (b)	4,749,679	4,746,541	4,748,988	4,321,848
Number of shares used in computation - diluted (b)	4,751,224	4,746,541	4,753,927	4,321,848

Asset quality
Allowance for credit losses - loans	$ 21,695	$ 21,455
Non-performing assets	$ 24,045	$ 13,621
Allowance for credit losses - loans to total loans	0.93%	0.96%
Non-performing assets to total loans	1.03%	0.61%
Annualized net charge-offs to total loans	0.21%	0.14%	0.15%	0.05%

Equity
Book value per share (b)	$ 62.75	$ 55.27
Tangible Book value per share (a) (b)	$ 44.08	$ 36.62
Market Value (Last reported trade of month)	$ 58.75	$ 47.92
Common shares outstanding	4,759,730	4,706,111

Other
Average Full Time Equivalent Employees	395.7	400.1	393.0	345.2
Loan to Deposit Ratio	95.14%	96.20%
Trust assets under management	$ 181,052	$ 164,012
Brokerage assets under management	$ 388,594	$ 305,951

Balance Sheet Highlights	September 30,	December 31,	September 30,
	2024	2023	2023

Assets	$ 3,026,468	$ 2,975,321	$ 2,959,216
Investment securities	420,920	419,539	419,665
Loans (net of unearned income)	2,331,002	2,248,836	2,246,396
Allowance for credit losses - loans	21,695	21,153	21,455
Deposits	2,450,149	2,321,481	2,335,135
Stockholders' Equity	298,654	279,666	262,686

(a) See reconcilation of GAAP and Non-GAAP measures at the end of the press release
(b) Prior period amounts were adjusted to reflect stock dividends.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September 30,	December 31,	September 30,
(in thousands except share data)	2024	2023	2023
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 26,780	$ 37,733	$ 25,267
Interest-bearing	9,983	15,085	18,069
Total cash and cash equivalents	36,763	52,818	43,336

Interest bearing time deposits with other banks	3,820	4,070	4,566

Equity securities	1,730	1,938	1,858

Available-for-sale securities	419,190	417,601	417,807

Loans held for sale	13,520	9,379	14,155

Loans (net of allowance for credit losses - loans: $21,695 at September 30, 2024;
$21,153 at December 31, 2023 and $21,455 at September 30, 2023)	2,309,307	2,227,683	2,224,941

Premises and equipment	21,237	21,384	21,421
Accrued interest receivable	10,803	11,043	10,327
Goodwill	85,758	85,758	84,758
Bank owned life insurance	50,084	49,897	49,586
Other intangibles	3,083	3,650	3,866
Fair value of derivative instruments - asset	8,993	13,687	18,144
Deferred tax asset	14,449	17,339	21,384
Other assets	47,731	59,074	43,067

TOTAL ASSETS	$ 3,026,468	$ 2,975,321	$ 2,959,216

LIABILITIES:
Deposits:
Noninterest-bearing	$ 548,218	$ 523,784	$ 542,144
Interest-bearing	1,901,931	1,797,697	1,792,991
Total deposits	2,450,149	2,321,481	2,335,135
Borrowed funds	231,732	322,036	316,151
Accrued interest payable	5,549	4,298	2,726
Fair value of derivative instruments - liability	4,763	7,922	10,694
Other liabilities	35,621	39,918	31,824
TOTAL LIABILITIES	2,727,814	2,695,655	2,696,530
STOCKHOLDERS' EQUITY:
Preferred Stock $1.00 par value; authorized
3,000,000 shares; none issued in 2024 or 2023	-	-	-
Common stock
$1.00 par value; authorized 25,000,000 shares at September 30, 2024, December 31, 2023 and
September 30, 2023: issued 5,207,343 at September 30, 2024 and 5,160,754 at December 31, 2023 and
September 30, 2023	5,207	5,161	5,161
Additional paid-in capital	144,927	143,233	143,302
Retained earnings	183,792	172,975	167,740
Accumulated other comprehensive loss	(18,916)	(24,911)	(36,643)
Treasury stock, at cost: 447,613 at September 30, 2024 and 453,760 shares
at December 31, 2023 and 454,643 shares at September 30, 2023	(16,356)	(16,792)	(16,874)
TOTAL STOCKHOLDERS' EQUITY	298,654	279,666	262,686
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 3,026,468	$ 2,975,321	$ 2,959,216

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
INTEREST INCOME:
Interest and fees on loans	$ 35,858	$ 33,772	$ 106,058	$ 80,438
Interest-bearing deposits with banks	190	264	695	462
Investment securities:
Taxable	1,736	1,734	5,023	4,973
Nontaxable	517	540	1,569	1,729
Dividends	388	379	1,179	1,004
TOTAL INTEREST INCOME	38,689	36,689	114,524	88,606
INTEREST EXPENSE:
Deposits	13,475	10,100	38,451	19,519
Borrowed funds	3,890	4,185	12,491	10,682
TOTAL INTEREST EXPENSE	17,365	14,285	50,942	30,201
NET INTEREST INCOME	21,324	22,404	63,582	58,405
(Negative) provision for credit losses	(200)	475	2,587	737
Provision for credit losses - acquisition day 1 non-PCD	-	-	-	4,591
NET INTEREST INCOME AFTER
(NEGATIVE) PROVISION FOR CREDIT LOSSES	21,524	21,929	60,995	53,077
NON-INTEREST INCOME:
Service charges	1,636	1,692	4,393	4,196
Trust	184	172	629	583
Brokerage and insurance	545	473	1,773	1,429
Gains on loans sold	752	460	1,648	674
Equity security gains (losses), net	159	69	127	(223)
Available for sale security losses, net	-	-	-	(51)
Earnings on bank owned life insurance	338	489	1,334	941
Gain on sale of Braavo division	-	-	1,102	-
Other	141	307	1,056	567
TOTAL NON-INTEREST INCOME	3,755	3,662	12,062	8,116
NON-INTEREST EXPENSES:
Salaries and employee benefits	9,715	10,005	29,622	25,598
Occupancy	1,215	1,221	3,805	2,870
Furniture and equipment	260	255	791	568
Professional fees	620	506	2,021	1,274
FDIC insurance expense	555	375	1,589	1,000
Pennsylvania shares tax	226	297	866	893
Amortization of intangibles	136	157	432	219
Software expenses	500	551	1,508	1,274
ORE expenses	84	111	246	126
Merger and acquisition expenses	-	623	-	9,269
Other	2,718	2,343	8,038	5,811
TOTAL NON-INTEREST EXPENSES	16,029	16,444	48,918	48,902
Income before provision for income taxes	9,250	9,147	24,139	12,291
Provision for income tax expense	1,714	1,599	4,304	2,020
NET INCOME	$ 7,536	$ 7,548	$ 19,835	$ 10,271

PER COMMON SHARE DATA:
Net Income - Basic	$ 1.59	$ 1.59	$ 4.18	$ 2.38
Net Income - Diluted	$ 1.59	$ 1.59	$ 4.17	$ 2.38
Cash Dividends Paid	$ 0.490	$ 0.485	$ 1.460	$ 1.435

Number of shares used in computation - basic	4,749,679	4,746,541	4,748,988	4,321,848
Number of shares used in computation - diluted	4,751,224	4,746,541	4,753,927	4,321,848

CITIZENS FINANCIAL SERVICES, INC.
QUARTERLY CONDENSED, CONSOLIDATED INCOME STATEMENT INFORMATION
(UNAUDITED)
(in thousands, except per share data)		Three Months Ended,
	June 30,	June 30,	March 31,	Dec 31,	Sept 30,
	2024	2024	2024	2023	2023
Interest income	$ 38,689	$ 37,902	$ 37,933	$ 38,512	$ 36,689
Interest expense	17,365	16,602	16,975	16,657	14,285
Net interest income	21,324	21,300	20,958	21,855	22,404
(Negative) provision for credit losses	(200)	2,002	785	200	475
Provision for credit losses - acquisition day 1 non-PCD	-	-	-	-	-
Net interest income after (negative) provision for credit losses	21,524	19,298	20,173	21,655	21,929
Non-interest income	3,596	3,423	4,916	3,410	3,593
Investment securities gains (losses), net	159	(87)	55	79	69
Non-interest expenses	16,029	16,246	16,643	15,920	16,444
Income before provision for income taxes	9,250	6,388	8,501	9,224	9,147
Provision for income tax expense	1,714	1,113	1,477	1,684	1,599
Net income	$ 7,536	$ 5,275	$ 7,024	$ 7,540	$ 7,548
Earnings Per Share - Basic	$ 1.59	$ 1.11	$ 1.48	$ 1.59	$ 1.59
Earnings Per Share - Diluted	$ 1.59	$ 1.11	$ 1.48	$ 1.59	$ 1.59

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Three Months Ended September 30,
	2024			2023
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Short-term investments:
Interest-bearing deposits at banks	18,374	160	3.44	24,096	225	3.70
Total short-term investments	18,374	160	3.44	24,096	225	3.70
Interest bearing time deposits at banks	3,820	30	3.12	4,579	39	3.38
Investment securities:
Taxable	352,377	2,124	2.41	386,806	2,113	2.19
Tax-exempt (3)	104,342	653	2.50	108,959	683	2.51
Investment securities	456,719	2,777	2.43	495,765	2,796	2.26
Loans: (2)(3)(4)
Residential mortgage loans	355,551	5,322	5.95	357,388	4,925	5.47
Construction loans	183,521	3,473	7.53	166,204	3,339	7.97
Commercial Loans	1,234,951	19,522	6.29	1,196,675	18,983	6.29
Agricultural Loans	356,105	4,816	5.38	342,499	4,285	4.96
Loans to state & political subdivisions	55,418	553	3.97	60,820	611	3.99
Other loans	111,717	2,282	8.13	88,710	1,750	7.83
Loans, net of discount (2)(3)(4)	2,297,263	35,968	6.23	2,212,296	33,893	6.08
Total interest-earning assets	2,776,176	38,935	5.58	2,736,736	36,953	5.36
Cash and due from banks	9,119			10,696
Bank premises and equipment	20,864			21,401
Other assets	197,275			190,431
Total non-interest earning assets	227,258			222,528
Total assets	3,003,434			2,959,264
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	736,449	4,559	2.46	789,513	4,468	2.25
Savings accounts	293,990	387	0.52	326,452	426	0.52
Money market accounts	406,363	3,366	3.30	403,628	2,682	2.64
Certificates of deposit	502,226	5,163	4.09	347,783	2,524	2.88
Total interest-bearing deposits	1,939,028	13,475	2.76	1,867,376	10,100	2.15
Other borrowed funds	319,909	3,890	4.84	347,326	4,185	4.78
Total interest-bearing liabilities	2,258,937	17,365	3.06	2,214,702	14,285	2.56
Demand deposits	393,632			408,531
Other liabilities	34,487			37,118
Total non-interest-bearing liabilities	428,119			445,649
Stockholders' equity	316,378			298,913
Total liabilities & stockholders' equity	3,003,434			2,959,264
Net interest income		21,570			22,668
Net interest spread (5)			2.52%			2.80%
Net interest income as a percentage
of average interest-earning assets			3.09%			3.29%
Ratio of interest-earning assets
to interest-bearing liabilities			123%			124%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2024 and 2023. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED AVERAGE BALANCES, INTEREST, YIELDS AND RATES, AND NET INTEREST MARGIN ON A FULLY TAX-EQUIVALENT BASIS
(UNAUDITED)
	Nine Months Ended September 30,
	2024			2023
	Average		Average	Average		Average
	Balance (1)	Interest	Rate	Balance (1)	Interest	Rate
(dollars in thousands)	$	$	%	$	$	%
ASSETS
Short-term investments:
Interest-bearing deposits at banks	29,242	605	2.76	21,772	333	2.04
Total short-term investments	29,242	605	2.76	21,772	333	2.04
Interest bearing time deposits at banks	3,898	90	3.08	5,540	129	3.11
Investment securities:
Taxable	356,871	6,202	2.32	385,246	5,977	2.07
Tax-exempt (3)	105,734	1,986	2.50	114,307	2,188	2.55
Investment securities	462,605	8,188	2.36	499,553	8,165	2.18
Loans: (2)(3)(4)
Residential mortgage loans	357,089	15,612	5.84	268,562	10,797	5.38
Construction loans	185,832	10,331	7.43	114,386	5,831	6.82
Commercial Loans	1,240,425	59,196	6.37	1,039,006	45,079	5.80
Agricultural Loans	348,919	13,703	5.25	344,079	12,759	4.96
Loans to state & political subdivisions	56,116	1,659	3.95	60,183	1,736	3.86
Other loans	96,942	5,882	8.10	82,405	4,579	7.43
Loans, net of discount (2)(3)(4)	2,285,323	106,383	6.22	1,908,621	80,781	5.66
Total interest-earning assets	2,781,068	115,266	5.54	2,435,486	89,408	4.91
Cash and due from banks	9,379			8,709
Bank premises and equipment	21,068			19,340
Other assets	184,561			126,075
Total non-interest earning assets	215,008			154,124
Total assets	2,996,076			2,589,610
LIABILITIES AND STOCKHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	767,406	14,557	2.53	616,103	8,052	1.75
Savings accounts	298,450	1,165	0.52	320,227	897	0.37
Money market accounts	389,655	9,131	3.13	352,055	5,802	2.20
Certificates of deposit	460,890	13,598	3.94	303,825	4,768	2.10
Total interest-bearing deposits	1,916,401	38,451	2.68	1,592,210	19,519	1.64
Other borrowed funds	340,132	12,491	4.91	318,180	10,682	4.49
Total interest-bearing liabilities	2,256,533	50,942	3.02	1,910,390	30,201	2.11
Demand deposits	382,340			380,638
Other liabilities	44,303			35,566
Total non-interest-bearing liabilities	426,643			416,204
Stockholders' equity	312,900			263,016
Total liabilities & stockholders' equity	2,996,076			2,589,610
Net interest income		64,324			59,207
Net interest spread (5)			2.52%			2.80%
Net interest income as a percentage
of average interest-earning assets			3.09%			3.25%
Ratio of interest-earning assets
to interest-bearing liabilities			123%			127%

(1) Averages are based on daily averages.
(2) Includes loan origination and commitment fees.
(3) Tax exempt interest revenue is shown on a tax equivalent basis for proper comparison using a statutory federal income tax rate of 21% for 2024 and 2023. See reconciliation of GAAP and non-gaap measures at the end of the press release
(4) Income on non-accrual loans is accounted for on a cash basis, and the loan balances are included in interest-earning assets.
(5) Interest rate spread represents the difference between the average rate earned on interest-earning assets and the average rate paid on interest-bearing liabilities.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED SUMMARY OF LOANS BY TYPE; NON-PERFORMING ASSETS; and ALLOWANCE FOR CREDIT LOSSES
(UNAUDITED)
(Excludes Loans Held for Sale)
(In Thousands)
	September 30,	June 30,	March 31,	December 31,	September 30,
	2024	2024	2024	2023	2023
Real estate:
Residential	$ 353,254	$ 354,588	$ 357,779	$ 359,990	$ 356,381
Commercial	1,110,548	1,110,269	1,115,900	1,092,887	1,081,123
Agricultural	331,734	327,057	318,413	314,802	314,164
Construction	178,706	180,157	184,506	195,826	175,320
Consumer	143,064	70,542	53,101	61,316	115,753
Other commercial loans	134,285	130,851	129,438	136,168	120,347
Other agricultural loans	24,537	26,247	24,345	30,673	26,648
State & political subdivision loans	54,874	56,005	56,177	57,174	56,660
Total loans	2,331,002	2,255,716	2,239,659	2,248,836	2,246,396
Less: allowance for credit losses - loans	21,695	22,797	21,598	21,153	21,455
Net loans	$ 2,309,307	$ 2,232,919	$ 2,218,061	$ 2,227,683	$ 2,224,941

Past due and non-performing assets

Total Loans past due 30-89 days and still accruing	$ 7,423	$ 20,652	$ 6,311	$ 10,457	$ 5,960

Non-accrual loans	$ 20,858	$ 14,949	$ 14,693	$ 12,187	$ 13,139
Loans past due 90 days or more and accruing	701	285	820	516	8
Non-performing loans	$ 21,559	$ 15,234	$ 15,513	$ 12,703	$ 13,147
OREO	2,486	2,690	200	474	474
Total Non-performing assets	$ 24,045	$ 17,924	$ 15,713	$ 13,177	$ 13,621

	Three Months Ended
Analysis of the Allowance for Credit Losses - Loans	September 30,	June 30,	March 31,	December 31,	September 30,
(In Thousands)	2024	2024	2024	2023	2023
Balance, beginning of period	$ 22,797	$ 21,598	$ 21,153	$ 21,455	$ 21,652
Impact of Adopting ASC 326	-	-	-	-	-
Charge-offs	(1,212)	(682)	(674)	(510)	(808)
Recoveries	10	7	7	8	10
Net (charge-offs) recoveries	(1,202)	(675)	(667)	(502)	(798)
PCD allowance for credit loss at acquisition	-	-	-	-	-
Provision for credit losses - loans	100	1,874	1,112	200	601
Provision for credit losses - acquisition day 1 non-PCD	-	-	-	-	-
Balance, end of period	$ 21,695	$ 22,797	$ 21,598	$ 21,153	$ 21,455

CITIZENS FINANCIAL SERVICES, INC.
Reconciliation of GAAP and Non-GAAP Financial Measures
(UNAUDITED)
(Dollars in thousands, except per share data)

	As of
	September 30,
	2024	2023
Tangible Equity
Stockholders Equity - GAAP	$ 298,654	$ 262,686
Intangible Assets	(88,841)	(88,624)
Tangible Equity - Non-GAAP	209,813	174,062
Shares outstanding adjusted for June 2024 stock Dividend	4,759,730	4,752,700
Tangible Book value per share - Non-GAAP	$ 44.08	$ 36.62

	As of
	September 30
	2024	2023
Tangible Equity per share
Stockholders Equity per share - GAAP	$ 62.75	$ 55.27
Adjustment for intangible assets	(18.67)	(18.65)
Tangible Book value per share - Non-GAAP	$ 44.08	$ 36.62

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Return on Average Tangible Equity
Average Stockholders Equity - GAAP	$ 292,315	$ 266,899	$ 286,681	$ 232,326
Average Intangible Assets	(88,931)	(88,743)	(89,123)	(54,386)
Average Tangible Equity - Non-GAAP	203,384	178,156	197,558	177,940
Net Income - GAAP	$ 7,536	$ 7,548	$ 19,835	$ 10,271
Annualized Return on Average Tangible Equity Non-GAAP	14.82%	16.95%	13.39%	7.70%

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Return on Average Assets and Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale and merger and acquisition costs
Net Income - GAAP	$ 7,536	$ 7,548	$ 19,835	$ 10,271
After tax gain on sale of Braavo, net of legal fees	-	-	(712)	-
After tax provisision associatated with Braavo loans remaining after sale	-	-	1,427	-
After tax provision for credit losses - acquisition day 1 non-PCD	-	-	-	3,627
After Tax merger and acquisition costs	-	496	-	7,513
Net Income excluding merger and acquisition costs - Non-GAAP	$ 7,536	$ 8,044	$ 20,550	$ 21,411
Average Assets	3,003,434	2,959,264	2,996,076	2,589,610
Annualized Return on Average assets, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax and merger and acquisition costs - Non-GAAP	1.00%	1.09%	0.91%	1.10%

Average Stockholders Equity - GAAP	$ 316,378	$ 298,913	$ 312,900	$ 263,016
Annualized Return on Average stockholders equity, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax and merger and acquisition costs - Non-GAAP	9.53%	10.76%	8.76%	10.85%

Average Tangible Equity - Non-GAAP	203,384	178,156	197,558	177,940
Annualized Return on Average Tangible Equity Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax, and merger and acquisition costs - Non-GAAP	14.82%	18.06%	13.87%	16.04%

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
	2024	2023	2024	2023
Earnings per share, Excluding sale of Braavo assets, net of legal fees and merger and acquisition costs
Net Income - GAAP	$ 7,536	$ 7,548	$ 19,835	$ 10,271
After tax gain on sale of Braavo, net of legal fees	-	-	(712)	-
After tax provisision associatated with Braavo loans remaining after sale	-	-	1,427	-
After tax provision for credit losses - acquisition day 1 non-PCD	-	-	-	3,627
After Tax merger and acquisition costs	-	496	-	7,513
Net income excluding one time items - Non-GAAP	$ 7,536	$ 8,044	$ 20,550	$ 21,411
Number of shares used in computation - basic	4,751,224	4,746,541	4,753,927	4,321,848
Basic and Diluted earnings per share, Excluding sale of Braavo assets, net of legal fees, provision associated with Braavo loans remaining after sale, net of tax,   and  merger and acquisition costs - Non-GAAP
	$ 1.59	$ 1.69	$ 4.32	$ 4.95

	For the Three Months Ended		For the Nine Months Ended
	September 30		September 30
Reconciliation of net interest income on fully taxable equivalent basis	2024	2023	2024	2023
Total interest income	$ 38,689	$ 36,689	$ 114,524	$ 88,606
Total interest expense	17,365	14,285	50,942	30,201
Net interest income	21,324	22,404	63,582	58,405
Tax equivalent adjustment	246	264	742	802
Net interest income (fully taxable equivalent) - Non-GAAP	$ 21,570	$ 22,668	$ 64,324	$ 59,207